SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 18, 2006

Wells Real Estate Fund XI, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25731	58-2250094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements

The Wells Fund XI-Fund XII-REIT Joint Venture (the "Joint Venture") is a joint venture partnership between Wells Real Estate Fund XI, L.P. (the "Registrant"), Wells Real Estate Fund XII, L.P., and Wells Operating Partnership, L.P. The Registrant owns an equity interest of approximately 26.15% in the Joint Venture. The Joint Venture owns 100% of an office building comprised of approximately 70,000 rentable square feet and located in Leawood, Kansas (the "20/20 Building").

The EPOCH Lease

On December 18, 2006, the Joint Venture and The EPOCH Group, L.C. (the "EPOCH Group"), an unrelated third party, entered into a 65-month lease agreement (the "EPOCH Lease") for approximately 56% of the 20/20 Building, which will commence on June 1, 2007.

Under the EPOCH Lease, rent of approximately $59,000 is payable monthly following a 5-month rental abatement period and is scheduled to increase by approximately 1.39% annually beginning in the eighteenth month of the EPOCH Lease. As a result of entering into the EPOCH Lease, the EPOCH Group is entitled to a five-month rental abatement commencing June 1, 2007 through October 31, 2007. In addition to monthly base rent, the EPOCH Group is required to reimburse the Joint Venture for its share of all operating expenses and real estate taxes for the 20/20 Building based on the percentage of total rentable square feet leased. The EPOCH Group is also entitled to a landlord-funded tenant improvement allowance of up to approximately $648,500. The EPOCH Group has the right to extend the lease term for up to two additional five-year periods at 100% of the then fair market rental rate.

BCBS Lease

On December 18, 2006, the Joint Venture and Blue Cross and Blue Shield of Kansas City ("BCBS"), an unrelated third party, entered into a 69-month lease agreement (the "BCBS Lease") for approximately 21% of the 20/20 Building, which will commence on February 1, 2007.

Under the BCBS Lease, rent of approximately $23,000 is payable monthly and is scheduled to increase by approximately 1.39% annually beginning in the twenty-second month of the BCBS Lease. As a result of entering into the BCBS Lease, BCBS is entitled to a five-month rental abatement commencing February 1, 2007 through June 30, 2007. In addition to monthly base rent, BCBS is required to reimburse the Joint Venture for its share of all operating expenses and real estate taxes for the 20/20 Building based on the percentage of total rentable square feet leased. BCBS is also entitled to a landlord-funded tenant improvement allowance of up to approximately $247,500. BCBS has the right to extend the lease term for up to two additional five-year periods at 100% of the then fair market rental rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XI, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Leo F. Wells, III Leo F. Wells, III President

Date: December 21, 2006